-------------------------------------------------------------------------------


                               FIRST AMENDMENT TO


                       RESTATED ASSET PURCHASE AGREEMENT


                    dated as of the 6th day of October, 1997

                                 by and between


                      ADVANCED COMMUNICATIONS GROUP, INC.
                                  (PURCHASER)

                                      and

                         ADVANCED COMMUNICATIONS CORP.
                                   (OLD ACG)


                                      and

                       SWITCHBOARD OF OKLAHOMA CITY, INC.
                                    (SELLER)

                                      and

                 MARK BEALL, DONALD HUNTER, CHARLES JOHNSON AND
          JAMES HUNTER, AS ATTORNEY-IN-FACT FOR JAMIE HUNTER, A MINOR
                                 (SHAREHOLDERS)


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


1.  AMENDMENTS .............................................................  1
    1.1  Amendment of Section 3.17 .........................................  1
    1.2  Addition of Section 8.6 ...........................................  2

2.  MISCELLANEOUS ..........................................................  3
    2.1  Counterparts ......................................................  3
    2.2  Status of Agreement ...............................................  3
    2.3  Integration Clause ................................................  3

              FIRST AMENDMENT TO RESTATED ASSET PURCHASE AGREEMENT

    THIS FIRST AMENDMENT TO RESTATED ASSET PURCHASE AGREEMENT (the "Agreement") is executed as of January 7, 1998 but effective for all purposes as of the 6th day of October, 1997, by and between ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997 ("Purchaser"), ADVANCED COMMUNICATIONS CORP., (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996 ("Old ACG"), SWITCHBOARD OF OKLAHOMA CITY, INC., an Oklahoma corporation ("Seller"), and each of MARK BEALL, DONALD HUNTER, CHARLES JOHNSON AND JAMES HUNTER, AS ATTORNEY-IN-FACT FOR JAMIE HUNTER, A MINOR (individually, a "Shareholder" and, collectively, the "Shareholders"), the owners of all the issued and outstanding shares of capital stock of Seller.

                                    RECITALS

         WHEREAS, the parties entered into a Restated Asset Purchase Agreement (the "Original Agreement") dated as of October 6, 1997; and

         WHEREAS, the parties wish to amend the Original Agreement to reflect the Seller's status as a Subchapter S corporation and to supplement the related representations and warranties accordingly; and

         WHEREAS, all capitalized terms used herein and in the Original Agreement, unless otherwise defined herein, shall have the meanings given them in the Original Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

1.  AMENDMENTS

    1.1 Amendment of Section 3.17(i). The phrase "Subchapter C" marked in pen in the first sentence of Section 3.17 is deleted and the phrase "Subchapter S" is substituted therefor.

    1.2 Addition to Section 3.17(i). There is added as Section 3.17(viii) of the Original Agreement:

    Except as set forth on Schedule 3.17, there are no examinations in progress or claims against it for Federal, state and other Taxes for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax (whether or not shown on any Tax return) owed by the Seller, any member of an affiliated or consolidated group which includes or included the Seller or with respect to any payment made or deemed made by the Seller has been paid. The amounts shown as accruals for Taxes on the Seller

    Financial Statements are sufficient for the payment of all Taxes of the kinds indicated for all fiscal periods ended on or before that date. The Seller made an election to be taxed under the provisions of Subchapter S of the Code and has not, within the past five years, been taxed under the provisions of Subchapter C of the Code. The Seller has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code. The Seller's methods of accounting have not changed in the past five years. The Seller is not an investment company as defined in Section 351(e)(1) of the Code. The representations and warranties set forth in this paragraph shall, notwithstanding the introductory paragraph of Section 3, survive until such time as the limitations period has run for all Tax periods ended on or prior to the Closing Date.

    1.3 Addition of Section 8.6. The following is added as Section 8.6 of the Original Agreement:

    8.6 Preparation and Filing of Tax Returns

         (i) The Shareholders shall file or cause to be filed all separate Federal income Tax Returns (and any state and local Tax Returns filed on the basis similar to that of S corporations under Federal income Tax rules) of the Seller for all taxable periods. Each Stockholder shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Seller Financial Statements) shown by such Returns to be due.

         (ii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

2.  MISCELLANEOUS

    2.1 Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. A facsimile copy of a signature page to this Amendment shall be accorded the same force and effect as a manually executed original counterpart of a signature page to this Amendment.

    2.2 Status of Agreement. The Original Agreement in the form originally executed and delivered by the parties thereto and as specifically modified and amended as set forth in this Amendment, shall remain in full force and effect.

    2.3 Integration Clause. The Original Agreement, as modified by this Agreement, represents the final agreement among the parties relating to its subject matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       PURCHASER:

                                       ADVANCED COMMUNICATIONS GROUP, INC.



                                       By:
                                          -----------------------------------
                                          Name:  Richard P. Anthony
                                          Title: Chairman and Chief Executive
                                                 Officer
                                      -3-

                                       ADVANCED COMMUNICATIONS CORP.

                                       By:
                                          -----------------------------------
                                          Name:  Rod K. Cutsinger
                                          Title: Chairman and Chief Executive
                                                 Officer


                                       SELLER:

                                       SWITCHBOARD OF OKLAHOMA
                                       CITY, INC.



                                       By:
                                          -----------------------------------
                                          Name:  Mark Beall
                                          Title: President



                                       SHAREHOLDERS:



                                       --------------------------------------
                                       Mark Beall


                                       --------------------------------------
                                       Donald Hunter


                                       --------------------------------------
                                       Charles Johnson

                                       --------------------------------------
                                       James Hunter, as Attorney-in-Fact for
                                       Jamie Hunter, a Minor

                                      -5-